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                                                                    EXHIBIT 99.2

                            WESTERN WASTE INDUSTRIES

                      1983 NON-QUALIFIED STOCK OPTION PLAN

         1.      Purpose.

                 The purpose of the 1983 Non-Qualified Stock Option Plan (the "Plan") is to encourage and enable selected directors, officers and other key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be options which do not meet the requirements of
Section 422 of the Internal Revenue Code of 1954, as amended.

         2.      Shares Available Under The Plan.

                 The total number of shares of Common Stock of the Company (the "Shares") which may be issued and sold pursuant to options granted under the Plan shall not exceed 2,000,000(2) Shares, subject to adjustment under the provisions of section 5 hereof. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject to such option shall again be available for the purpose of this Plan.

         3.      Eligible Participants.

                 The Board of Directors may, from time to time and upon such conditions as it may determine, authorize the grant of options to purchase Shares under the Plan to any person who is (or who agrees to become a director, officer or employee including officers and employees who are also directors) of the Company, or any of its subsidiaries, and may fix the number of Shares to be covered by each such option. Successive options may be granted to the same person whether or not the option or options first granted to such person remain exercised.

         4.      Terms and Conditions of Options.

                 Each option granted under the Plan shall be evidenced by an agreement executed by the Company and the applicable director, officer or employee and shall contain such terms and conditions as the Board of Directors may approve, subject to the following:

                 (a) Option Price. The purchase price of the Shares covered by each option shall be determined by the Board of Directors, but shall be not less than the fair market value of the Shares at the time such option is granted. The purchase price of any Shares purchased shall be paid in cash or by check at the time of each purchase and shall be delivered to the Company together with a written notice stating the number of Shares with respect to which such option is being exercised.

                 (b) Option Period. Each option and all rights or obligations thereunder shall expire on such date as the Board of Directors shall determine, provided, however, that no option shall be exercisable later than the fifth anniversary of the date on which the option is granted, and each option shall be subject to earlier termination as hereinafter provided.

                 (c) Exercise of Options. Each option shall be exercisable from time to time over a period commencing on the date on which such option is granted and ending upon the expiration or termination of such option; provided, however, that the Board of Directors may limit the number of Shares purchasable under any option in any and ending upon the expiration or termination of such option; provided, however, that the Board of Directors may limit the number of Shares purchasable under any option in any
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2     Amended to reflect the effect of the two for one stock split which occurred on July 18, 1990.




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period or periods of time during which the option is exercisable. No option shall be exercisable except in respect of whole Shares, and fractional interests shall be accumulated and may be exercised with respect to whole Shares.

                 (d) Continuation of Employment. No option granted hereunder shall be, or by its terms become, exercisable unless the optionee shall have been in the continuous employ or serving as a director (even though not employed) of the Company, or of any of its subsidiaries for a period of at least one year commencing on the date of grant of the option. Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or of any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Company, or any of its subsidiaries, to reduce such person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment; but nothing contained herein or in any option agreement shall affect any contractual rights of an employee.

                 (e) Nontransferability of Option. No option granted under this Plan shall be transferable or assignable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of ERISA, or the rules thereunder, or shall be exercisable during the lifetime of the optionee other than by the optionee. Any attempted transfer or assignment by the optionee of any option under this Plan shall be void and without effect and shall result in the immediate cancellation of that portion of the option remaining unexercised immediately prior to such attempted transfer or assignment and thereupon the Stock Option Agreement entered into by and between the optionee and the Company shall have no further force or effect.

                 (f) Termination of Employment. All unexercised options held by any optionee who ceases to be employed by the Company, or any of its subsidiaries, or by an optionee who is a director but not an employee of the Company who is removed from the Board of Directors (by failure of re-election, resignation or otherwise), other than by reason of death, shall, subject to earlier termination pursuant to Section 4(b), expire 90 days (or after such shorter period as may be provided in the option) after the date of such termination or removal and during such period after optionee ceases to be an employee or a director, such options shall be exercisable only as to those Shares as to which such options were immediately exercisable at the date of such termination or removal.

                 (g) Death of Optionee. Subject to earlier termination pursuant to Section 4(b), options held by any optionee shall expire one year (or after such shorter period as may be provided in the option) after the date of the death of such optionee who dies while employed by the Company, or any of its subsidiaries, or while a director of the Company or within ninety days after ceasing to be employed by the Company, or any of its subsidiaries, or ceasing to be a director of the Company, and during such period after such death such option may be exercised by the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution, as to those Shares as to which such options were immediately exercisable at the date of such termination or removal.

                 (h) Privileges of Stock Ownership: Nondistributive Intent. No optionee shall be entitled to the privilege of ownership as to any Shares not actually issued and delivered to such optionee. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement relating to the Shares issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionee shall represent and warrant in writing to the Company that the Shares purchased are not being acquired with a view to the distribution thereof. No Shares shall be issued upon the exercise of any option unless and until there is full compliance with any then applicable requirements of the Securities and Exchange Commission, the California Corporations Commissioner, any other regulatory agencies having jurisdiction and any exchanges upon which stock of the Company may be listed.

         5.      Adjustments.

                 (a) The Board of Directors shall make or provide for such adjustments in the option price and in the number and kinds of Shares covered by outstanding options as it, in its sole discretion, exercised in good faith,


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may determine to be equitably required to prevent dilution or enlargement of the rights of optionees which would otherwise result from (i) any stock dividend, stock split, combination of shares, issuances of rights or warrants to purchase stock, recapitalization or other change in the capital structure of the Company,
(ii) subject to Section 5(c), any merger, consolidation, separation, reorganization, partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. No such adjustment shall result in any change in the total price applicable to the unexercised portion of the option. The Board of Directors shall also make or provide for such adjustments in the number or kind of Shares or other securities which may be sold under this Plan, and in the maximum number of Shares that any person may purchase under options as the Board of Directors, in its sole discretion exercised in good faith, may determine appropriate to reflect any such transaction. No fractional Shares shall be issued under the Plan on account of any such adjustment.

                 (b) In the event of the dissolution or liquidation of the Company, all unexercised options shall terminate upon not less than 30 days' written notice given to each optionee by the Board of Directors and during such period all unexercised options, including options which would not otherwise have been exercisable by reason of an insufficient lapse of time may be exercised in whole or in part.

                 (c) Upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property of the Company to another corporation, this Plan shall terminate, and any option theretofore granted hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of Shares and prices.

                 (d) The Board of Directors may, with the concurrence of the affected optionee, cancel any option granted under this Plan and in lieu thereof may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Plan, would have been applicable had the canceled options not been granted.

         6.      Administration

                 (a) This Plan shall be administered by a committee (the "Committee") composed of not less than two directors appointed by and serving at the pleasure of the Board of Directors. All references in this Plan to the Board of Directors shall mean the Committee. Directors serving on the Committee may not while serving on the Committee or for one year prior to service on the Committee, actually be or have been granted any option or other right to purchase equity securities pursuant to this Plan or any other plan of the Company, except as permitted under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

                 (b) The interpretation and construction by the Board of Directors of any provisions of the Plan or of any agreement, notification or document evidencing the grant of any rights hereunder and any determination by the Board of Directors pursuant to any provision of the Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

         7.      Effective Date of Plan.

                 The effective date of the Plan is June 9, 1983.

         8.      Amendment and Termination.

                 (a) This Plan may be amended, suspended or terminated from time to time by the Board of Directors but, without further approval of the Shareholders of the Company, no amendment of the Plan shall increase the maximum number of Shares issuable pursuant to Section 2 of the Plan (subject to adjustment pursuant to Section 5),


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change the class of persons eligible to participate in the Plan described in
Section 3 or cause Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, to become inapplicable to this Plan and, with the consent of an optionee, make such modifications of the terms and conditions of such optionee's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension, or termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                 (b) Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on November 18, 1993, and no options shall be granted under it thereafter but such termination shall not affect any option heretofore granted.





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